UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2024

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Railroad Avenue, Midland, Pennsylvania	15059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 515-0896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 27, 2024, Mawson Infrastructure Group Inc. (“we,” “us,” the “Company” or “Mawson”) notified H.C. Wainwright & Co., LLC (“Wainwright”) that the Company was terminating, effective September 6, 2024, the At the Market Offering Agreement dated May 27, 2022 (the “Sales Agreement”).

The Sales Agreement was entered into to sell shares of our common stock, par value $0.001 per share, (the “Shares”) having an aggregate sales price of up to $100 million, from time to time, through an “at the market offering” program under which Wainwright acted as sales agent. The sales of the Shares made under the Sales Agreement were made by methods permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

For sales of Shares under the Sales Agreement we paid Wainwright a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Shares and we also provided Wainwright with customary indemnification and contribution rights. We also reimbursed Wainwright for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contained customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The Shares sold pursuant to the Sales Agreement were issued pursuant to our shelf registration statement on Form S-3 (File No. 333-264062), and prospectus supplements thereto dated May 27, 2022, and May 4, 2023 (which reduced the amount of Shares we could sell to an aggregate of $9,000,000), filed with the U.S. Securities and Exchange Commission.

In the ordinary course of their business, Wainwright and/or its affiliates have in the past provided certain commercial banking, financial advisory, investment banking and other services for us or our affiliates for which Wainwright and/or its affiliates have received customary fees and commissions. In addition, Wainwright has advised that from time to time, it and/or its affiliates have in the past effected, and may continue to effect, transactions for their own account or the account of customers, and have held, and may continue to hold, on behalf of themselves or their customers, long or short positions in our equity securities or loans.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, the form of which is filed as Exhibit 1.1 to our Current Report on Form 8-K filed on May 27, 2022, with the U.S. Securities and Exchange Commission.

During the term of the Sales Agreement, we sold 503,439 Shares for a total of $1,343,271.

The Company has decided to terminate the Sales Agreement because it does not intend to utilize the Sales Agreement to raise additional capital. The Company will not incur any termination penalties as a result of its termination of the Sales Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of the Company’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies, and further or new regulation of digital assets. the evolution of AI and HPC market and changing technologies, the slower than expected growth in demand for AI, HPC and other accelerated computing technologies than expected, the ability to timely implement and execute on AI and HPC digital infrastructure, and the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2023, May 15, 2024, and August 19, 2024, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: October 25, 2024	By:	/s/ Kaliste Saloom
Kaliste Saloom
General Counsel